UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 14, 2005

THE J. JILL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22480	04-2973769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Batterymarch Park, Quincy, MA		02169-7468
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 376-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On April 14, 2005, The J. Jill Group, Inc. (the “Company”) entered into a letter agreement with John J. Hayes relating to the termination of his employment with the Company.  Pursuant to the agreement, Mr. Hayes has resigned as Executive Vice President/Chief Marketing Officer of the Company and will continue as an employee of the Company through mid-May to assist in the transition of his duties.  The Company is making a lump sum severance payment to Mr. Hayes equal to his total annual salary of $385,000 and will provide him miscellaneous other benefits, including continuation of group medical and dental insurance plan payments on his behalf for a period of up to 18 months after his last day of employment with the Company and payments for outplacement and tax return preparation services.  A copy of the agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(c)   Exhibits

10.1                Letter Agreement, dated April 14, 2005, between the Company and John J. Hayes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. JILL GROUP, INC.

Date: April 18, 2005	By:	/s/ Linda L. Trudel
Linda L. Trudel
Vice President /Corporate Controller
(Principal Accounting Officer)